CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

In connection with the foregoing Registration Statement on Form SB-2 to be filed with the Washington, D.C. Office of the U.S. Securities and Exchange Commission, we hereby consent to the inclusion herein of our report dated August 18, 2006, except for note 13 as to which date is September 27, 2006 relating to the consolidated financial statements for the periods ended June 30, 2005 and 2006.

Denver, Colorado                                 CAUSEY DEMGEN & MOORE INC.
May 3, 2007